Exhibit 15.1

LETTER OF PRICEWATERHOUSECOOPERS REGARDING UNAUDITED INTERIM FINANCIAL STATEMENTS

[Letterhead of PricewaterhouseCoopers]

May 25, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2010 on our review of interim financial information of Hertz Global Holdings, Inc. for the three month period ended March 31, 2010 and March 31, 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-4 dated May 25, 2010.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP